Exhibit 99

The Next $5 Billion: VF Corporation Announces New 5-Year Growth Targets and Strategic Growth Drivers

Leadership team outlines strategy to add $5 billion in revenue growth and $5 in earnings per share by 2015

Information regarding VF’s webcast of “The Next Five Years” can be found at the end of this release. The webcast begins today at 9:30 a.m. ET.

GREENSBORO, N.C.--(BUSINESS WIRE)--March 11, 2011--VF Corporation (NYSE: VFC), a global leader in branded lifestyle apparel, today is announcing new 5-year financial targets at its investor meeting in New York City. Eric Wiseman, Chairman and Chief Executive Officer, and other members of VF’s management team will be discussing the company’s plans to reach its 2015 goals of adding $5 billion in revenues and $5 in earnings per share growth from 2010 levels.

Presentations and videos from the meeting will be available at www.vfnext.com beginning at 1:00 p.m. EST.

“VF’s momentum continues to build,” said Wiseman. “We’re approaching the next five years with confidence, and with the belief that the full potential of our brands is just beginning to unfold. We have a strategic plan in place to drive revenues at a 10 percent annual rate and earnings at a 12 percent annual rate, with operating margins rising to 15 percent over the next five years. Our goal is to reach $12.7 billion in revenues by 2015. Growth will come domestically and internationally, across all coalitions, and in both our wholesale and direct-to-consumer businesses.”

Key components of the $5 billion in expected revenue growth include:

  $3 billion from Outdoor & Action Sports, where revenues have grown on average by 17 percent over the past five years. Building on well-established and highly profitable domestic, international and direct-to-consumer platforms, The North Face® and Vans® brands, which account for 75 percent of total coalition revenues, are targeting annual growth of 16 percent and 13 percent, respectively. By 2015, Outdoor & Action Sports should account for at least half of VF’s total revenues.
  $1 billion from growth in Jeanswear through the Wrangler® and Lee® brands, led by expansion in international markets such as Asia, Europe and Latin America.
  $1 billion from higher revenues across Sportswear, Imagewear and Contemporary Brands, combined, over the next five years.

The meeting is also focusing on international and direct-to-consumer growth plans and targets, including:

  15 percent annual growth in international revenues. Asia will be VF’s fastest growing market, with revenues by 2015 of $1.3 billion, representing an annual growth rate of 28 percent. VF’s largest international market, Europe, and the Americas region are both targeted to grow 11% annually.
  15 percent annual growth in direct-to-consumer revenues. More than 700 new stores across a variety of VF brands will be opened during the next five years, bringing the total number of stores to about 1,500 by 2015. E-commerce revenues are expected to triple during this period, reaching nearly $400 million.

Expanding Margins and Strong Cash Generation

The profitability of VF’s Outdoor & Action Sports, international and direct-to-consumer businesses are substantially above the corporate average. Higher growth in these highly profitable businesses will fuel expansion in both gross margins and operating margins over the next five years. By 2015 operating margins are expected to rise to 15 percent from 13.3 percent in 2010.

Cash flow from operations reached $1 billion in 2010; continued strong cash flow generation is anticipated over the next five years, reaching a cumulative total of $6 billion over the period.

“We are confident we have the brands and infrastructure in place to support these growth plans,” continued Wiseman. “We have well-established platforms not only in the United States, but also in Europe, Asia and Latin America that will be leveraged to grow our existing portfolio of powerful brands. We also have the financial strength and cash flow to build significant shareholder value. Our priority for cash flow continues to be acquisitions, primarily in the outdoor and action sports category.”

Also to be presented at the meeting will be an update to VF’s Growth Drivers, which include a new focus on innovation.

“Innovation is our newest Growth Driver, and will play a significant part in our plans to drive organic growth and higher gross margins,” said Wiseman. “We will foster a global culture of innovation across brands and functions, supported by new processes, new skills and talent, and new collaborative networks to accelerate the pace of breakthrough product introductions.”

VF’s other Growth Drivers include:

Build Lifestyle Brands: Emphasizing activity-based lifestyle brands that speak authentically to consumers’ needs and aspirations.

Go Global: Growing in both established and emerging markets, with efforts concentrated in Europe, China, India, Brazil and Mexico, with a goal of 40% of total VF revenues from international markets by 2015.

Serve Consumers Directly: Growing direct-to-consumer revenues to 22% of total revenues by adding branded retail stores and building stronger consumer relationships through brand websites and social media.

Enable VF’s Future. Investing in people through tools, training and development opportunities, and in supply chain capabilities that reduce cost and provide speed, flexibility and value.

Win with Winning Customers. Leveraging consumer knowledge and global brand expertise to grow market shares and bring exclusive brands to key retail customers.

Statement on Forward Looking Statements

Certain statements included in this release are "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting VF and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of VF to differ materially from those expressed or implied by forward-looking statements in this release include the overall level of consumer spending on apparel; the level of consumer confidence; fluctuations in the price, availability and quality of raw materials and contracted products; disruption and volatility in the global capital and credit markets; VF's reliance on a small number of large customers; the financial strength of VF's customers; changing fashion trends and consumer demand; increasing pressure on margins; VF's ability to implement its growth strategy; VF's ability to grow its international and direct-to-consumer businesses; VF's ability to successfully integrate and grow acquisitions; VF's ability to maintain the strength and security of its information technology systems; stability of VF's manufacturing facilities and foreign suppliers; continued use by VF's suppliers of ethical business practices; VF's ability to accurately forecast demand for products; continuity of members of VF's management; VF's ability to protect trademarks and other intellectual property rights; maintenance by VF's licensees and distributors of the value of VF's brands; foreign currency fluctuations; and legal, regulatory, political and economic risks in international markets. More information on potential factors that could affect VF's financial results is included from time to time in VF's public reports filed with the Securities and Exchange Commission, including VF's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

About VF

VF Corporation is a global leader in branded lifestyle apparel with more than 30 brands, including Wrangler®, The North Face®, Lee®, Vans®, Nautica®, 7 For All Mankind®, Eagle Creek®, Eastpak®, Ella Moss®, JanSport®, John Varvatos®, Kipling®, lucy®, Majestic®, Napapijri®, Red Kap®, Reef®, Riders® and Splendid®.

Webcast Information

VF will hold a webcast today at 9:30 a.m. ET that can be accessed via the Company’s website at www.vfc.com. A replay of the webcast also will be available on the website shortly after its completion.

CONTACT:
VF Services
Cindy Knoebel, CFA
VP, Corporate Relations
212-841-7141/336-424-6189
cindy_knoebel@vfc.com